UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)

January 28, 2019
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Star Gold Corp.

(Name of Small Business issuer in its charter)

Nevada	000-52711	27-0348508
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification Number)

1869 E. Seltice Way, #303
Post Falls, ID 83854

(Address of principal executive offices)

208- 644-5066

(Registrant’s telephone number)
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ITEM 7.01 Regulation FD Disclosure

On January 28, 2019 Star Gold Corp. (“Star Gold” or the “Company”) issued a press release entitled “Star Gold Investor Letter January 2019.” A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference. The information in this Current Report of Form 8-K (including the exhibits) is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. This current Report on Form 8-K will not be deemed an admission as to the materiality of any information in the Report that is required to be disclosed solely by Regulation FD.

ITEM 9.01 Financial Statements and Exhibits.

Exhibit	Document
99.1	"Star Gold Investor Letter January 2019"

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Star Gold Corp.

/s/ Kelly Stophe
Kelly Stopher
Chief Financial Officer

January 28, 2019

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